Exhibit 10.3

CONVEYANCE,

ASSIGNMENT AND BILL OF SALE

STATE OF WYOMING	)
)
COUNTY OF CARBON	)

This CONVEYANCE, ASSIGNMENT AND BILL OF SALE (the “Conveyance”) from WGR Asset Holding Company LLC, a Delaware limited liability company, having an address of 1201 Lake Robbins Drive, The Woodlands, TX 77380 (“Grantor”), to Warren Energy Services, LLC, a Delaware limited liability company, whose address is 123 West 1st Street, Suite 400, Casper, WY 82601 (“Grantee”), is executed this 9th day of October, 2012, but effective as of 7:00 a.m., local time, where the respective Assets are located, on the 1st day of August, 2012 (“Effective Time”).

Reference is made to the Purchase and Sale Agreement more particularly described in Section 4.2 of this Conveyance.  All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase and Sale Agreement.

ARTICLE 1

Conveyance of Assets

Section 1.1. Conveyance: Grantor, for good and valuable consideration in hand paid, the receipt and sufficiency of which are hereby acknowledged, hereby grants, bargains, sells, and conveys unto Grantee, all of Grantor’s right, title, interest and estate, real or personal, recorded or unrecorded, movable or immovable, tangible or intangible, in and to its fifty percent (50%) interest in and to the following, excepting the Excluded Assets (collectively the “Assets”):

(a)                                 All contracts, agreements and instruments identified on Schedule 1.2(a) to the Purchase and Sale Agreement (“Contracts”);

(b)                                 All easements, permits, licenses, servitudes, rights-of-way, surface leases, fee interests in real property and other surface rights appurtenant to, and used or held for use primarily in connection with the System (hereinafter defined), including those identified on Schedule 1.2(b) to the Purchase and Sale Agreement (“Surface Contracts”);

(c)                                  All equipment, machinery, fixtures and other tangible personal property and improvements located on the System or used or held for use primarily in connection with the operation of the System, including those identified on Schedule 1.2(c) to the Purchase and Sale Agreement (“Equipment”);

(d)                                 All rights of Grantor under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors (other than Affiliates of Grantor) to the extent relating to products sold, or services provided, to Grantor to the extent used or held for use in connection with or affecting any of the Assets;

(e)                                  All pipelines, gathering systems and appurtenances thereto being part of the System or used, or held for use, primarily in connection with the operation of the System (“Pipelines”);

(f)                                   All Hydrocarbon line pack existing within the Pipelines from and after the Effective Time; and

(g)                                  All land files; gas contract files; gas gathering and processing files; abstracts; title opinions; land surveys; maps; engineering data and reports; and other books, records, data, files, and accounting records, regardless of whether paper or electronic media, in each case to the extent related primarily to the Assets, or used or held for use primarily in connection with the maintenance or operation thereof, but excluding (i) any books, records, data, files, maps and accounting records to the extent disclosure or transfer is restricted by third-party agreement or applicable Law and the necessary consents to transfer are not obtained pursuant to Section 7.8 of the Purchase and Sale Agreement, (ii) computer or communications software or intellectual property (including tapes, codes, data and program documentation and all tangible manifestations and technical information relating thereto), (iii) attorney-client privileged communications and work product of Grantor’s legal counsel (other than title opinions), (iv) reserve studies and evaluations, and (v) records relating to the negotiation and consummation of the sale of the Assets (subject to such exclusions, the “Records”); provided, however, that Grantor may retain the originals of such Records as Grantor has determined may be required for litigation, tax, accounting, and auditing purposes and provide Grantee with copies thereof at Grantee’s cost until such purpose no longer reasonably exists; and then Grantor shall promptly deliver such records to the address then provided by Grantee.

As used herein, the term “System” means the natural gas gathering system and appurtenances thereto that is depicted in the map attached as Exhibit A attached hereto and made a part hereof.  Notwithstanding anything to the contrary, the System shall not include any pipelines, equipment or other properties that are located upstream of the inlet flange of the meters where Hydrocarbons are delivered into the pipelines consisting of such natural gas gathering system.

Section 1.2.                                Excluded Assets: Excepting and reserving to Grantor the following:

(a)                                 All corporate, financial, income and franchise tax and legal records of Grantor that relate to Grantor’s business generally (whether or not relating to the Assets), and all books, records and files to the extent the same relate to the Excluded Assets and those records retained by Grantor pursuant to Section 1.1(h) above and copies of any other Records retained by Grantor pursuant to Section 1.5(a) of the Purchase and Sale Agreement;

(b)                                 All geological and geophysical data (including seismic data, including reprocessed data) and all logs, interpretive data, technical evaluations, technical outputs, reserve estimates and economic estimates;

(c)                                  All rights to any refund of Taxes or other costs or expenses borne by Grantor or Grantor’s predecessors in interest and title attributable to periods prior to the Effective Time;

(d)                                 Grantor’s area-wide bonds, permits and licenses (including software licenses) or other permits, licenses or authorizations used in the conduct of Grantor’s business generally;

(e)                                  Those items listed in Schedule 1.3(e) of the Purchase and Sale Agreement; and

(f)                                   All trade credits, account receivables, note receivables, and other receivables attributable to the Assets with respect to any period of time prior to the Effective Time.

TO HAVE AND TO HOLD the Assets unto Grantee, its successors and assigns, forever, subject, however, to the terms and conditions of this Conveyance.

ARTICLE 2

Limited Warranty and Disclaimers

Section 2.1                                   Special Limited Warranty: As of the Closing Date, Grantor warrants to Grantee that it has Defensible Title (hereinafter defined) with respect to the easements, rights-of-way, surface leases and fee interests in real property identified on Schedule 1.2(b) to the Purchase and Sale Agreement (“Real Property Interests”) against all persons claiming or to claim the same or any part thereof by, through or under Grantor or its Affiliates, but not otherwise.

As used herein, the term “Defensible Title” means that title of Grantor with respect to the Real Property Interests, except for and subject to Permitted Encumbrances (hereinafter defined), is free and clear of liens, encumbrances, obligations, security interests, irregularities, pledges and other defects.

As used herein, the term “Permitted Encumbrances” means any or all of the following:

(a)                                 Preference Rights applicable to the Assets;

(b)                                 Third-party consent requirements and similar restrictions;

(c)                                  Liens for current Taxes or assessments not yet delinquent or, if delinquent, being contested in good faith by appropriate actions;

(d)                                 Materialman’s, mechanic’s, repairman’s, employee’s, contractor’s, operator’s and other similar liens or charges arising in the ordinary course of business for amounts not yet delinquent (including any amounts being withheld as provided by Law), or if delinquent, being contested in good faith by appropriate actions;

(e)                                  All rights to consent by, required notices to, filings with, or other actions by Governmental Bodies in connection with the sale or conveyance of the Assets or interests therein if they are not required or customarily obtained prior to the sale or conveyance;

(f)                                   Rights of reassignment arising upon final intention to abandon or release the Assets, or any of them;

(g)                                  Easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations except to the extent the same would interfere or would be reasonably likely to interfere with the operation of the Assets;

(h)                                 Calls on Hydrocarbon production under existing Contracts;

(i)                                     All rights reserved to or vested in any Governmental Body to control or regulate any of the Assets in any manner and all obligations and duties under all applicable laws, rules and orders of any such Governmental Body or under any franchise, grant, license or permit issued by any such Governmental Body;

(j)                                    Any encumbrance on or affecting the Assets which Grantee expressly agrees herein to be assumed, bonded or paid by Grantee at or prior to Closing or which is discharged by Grantor at or prior to Closing;

(k)                                 Any other liens, charges, encumbrances, defects or irregularities which do not, individually or in the aggregate, materially interfere with the use or ownership of the Assets subject thereto or affected thereby (as currently used or owned), and which would be accepted by a reasonably prudent purchaser engaged in the business of owning and operating oil and gas or gas gathering pipelines;

(l)                                     Imbalances associated with the Assets;

(m)                             defects based solely on (i) lack of information in Grantor’s files, or (ii) references to a document(s) if such referenced document(s) do not constitute a defect;

(n)                                 defects arising out of lack of corporate or other entity authorization unless Grantee provides affirmative evidence that the action was not authorized and results in another party’s actual and superior claim of title to the relevant Real Property Interest;

(o)                                 defects that have been cured by applicable Laws of limitations or prescription; and

(p)                                 defects specifically disclosed in writing by Grantor to Grantee prior to the execution of the Purchase and Sale Agreement.

Grantor makes no, and expressly disclaims any, other warranty of title to the Assets.  Grantee shall not be entitled to protection under Grantor’s special warranty of title in this Conveyance against any matter that would cause Grantor not to have Defensible Title that is disclosed in writing to Grantee or of which Grantee has actual knowledge prior to the date of the Purchase and Sale Agreement.

Section 2.2                                   Disclaimers:  EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN ARTICLE 5 OF THE PURCHASE AND SALE AGREEMENT, CONFIRMED IN THE CERTIFICATE OF GRANTOR DELIVERED PURSUANT TO SECTION 9.2(b) THEREOF, OR IN THIS CONVEYANCE, (I) GRANTOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, AND (II) GRANTOR EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO GRANTEE OR ANY OF ITS AFFILIATES, EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES (INCLUDING, WITHOUT LIMITATION, ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO GRANTEE BY ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT, CONSULTANT, REPRESENTATIVE OR ADVISOR OF GRANTOR OR ANY OF ITS AFFILIATES).

EXCEPT AS EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE 5 OF THE PURCHASE AND SALE AGREEMENT, CONFIRMED IN THE CERTIFICATE OF GRANTOR DELIVERED PURSUANT TO SECTION 9.2(b) THEREOF, OR IN THIS CONVEYANCE, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, GRANTOR EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO (I) TITLE TO ANY OF THE ASSETS, (II) THE CONTENTS, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, OR ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE ASSETS, (III) THE QUANTITY, QUALITY OR RECOVERABILITY OF PETROLEUM SUBSTANCES IN OR FROM THE ASSETS, (IV) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES GENERATED BY THE ASSETS, (V) THE PRODUCTION OF HYDROCARBONS FROM THE ASSETS, (VI) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE ASSETS, (VII) THE CONTENT, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY THIRD PARTIES, (VIII) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO GRANTEE OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THE PURCHASE AND SALE AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, AND FURTHER DISCLAIMS ANY EXPRESS, STATUTORY OR IMPLIED REPRESENTATION OR WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY EQUIPMENT, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES HERETO THAT GRANTEE SHALL BE DEEMED TO BE OBTAINING THE ASSETS IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS AND THAT GRANTEE HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS GRANTEE DEEMS APPROPRIATE, OR (IX) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT.

GRANTOR HAS NOT AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS, ENVIRONMENTAL LIABILITIES, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT, OR ANY OTHER ENVIRONMENTAL CONDITION OF THE ASSETS, AND NOTHING IN THE PURCHASE AND SALE AGREEMENT, THIS CONVEYANCE OR OTHERWISE SHALL BE CONSTRUED AS SUCH A REPRESENTATION OR WARRANTY, AND GRANTEE SHALL BE DEEMED TO BE TAKING THE ASSETS “AS IS” AND “WHERE IS” FOR PURPOSES OF THEIR ENVIRONMENTAL CONDITION.

ARTICLE 3

Assumption of Obligations

Section 3.1. Assumed Grantor Obligations:  Without limiting Grantee’s rights to indemnity under Article 11 of the Purchase and Sale Agreement, effective on the date of this Conveyance, Grantee assumes and agrees to fulfill, perform, pay and discharge the Assumed Seller Obligations.

Section 3.2. Subject to Contracts:  Grantee (a) is taking the Assets subject to the terms of, among others, the Contracts and the Surface Contracts, to the extent the Contracts and Surface Contracts are valid, binding and enforceable on the date of this Conveyance, and (b) without limiting Grantee’s rights to indemnity under Article 11 of the Purchase and Sale Agreement, hereby assumes and agrees to fulfill, perform, pay and discharge Grantor’s obligations under such Contracts and Surface Contracts from and after the date of this Conveyance.

Section 3.3. NORM:  Grantee acknowledges that the Assets have been used for the gathering and transportation of Hydrocarbons and that there may be petroleum, produced water, wastes, or other substances or materials located in, on or under the System or associated with the Assets.  Equipment and sites included in the Assets may contain asbestos, hazardous substances, or NORM.  NORM may affix or attach itself to the inside of pipes, materials, and equipment as scale, or in other forms.  The pipes, materials, and equipment included in the Assets may contain NORM and other wastes or hazardous substances.  NORM containing material and/or other wastes or hazardous substances may have come in contact with various environmental media, including without limitation, water, soils or sediment.  Special procedures may be required for the assessment, remediation, removal, transportation, or disposal of environmental media, wastes, asbestos, hazardous substances, and NORM from the Assets.

ARTICLE 4

Miscellaneous

Section 4.1. Further Assurances: After Closing, without further consideration, Grantor and Grantee each agrees to take such further actions and to execute, acknowledge and deliver all such further documents as are reasonably requested by the other party for carrying out the purposes of this Conveyance.

Section 4.2. Conveyance Subject to Purchase and Sale Agreement: This Conveyance is expressly subject to the terms and conditions of that certain Purchase and Sale Agreement by and between WGR Asset Holding Company LLC as “Seller”, and Double Eagle Petroleum Co. as “Purchaser”, dated August     , 2012 (as it may be amended, the “Purchase and Sale Agreement”).  If there is a conflict between the terms of this Conveyance and the Purchase and Sale Agreement, the terms of the Purchase and Sale Agreement shall control.

Section 4.3. Successors and Assigns: This Conveyance shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 4.4. Titles and Captions: All article or section titles or captions in this Conveyance are for convenience only, shall not be deemed part of this Conveyance and in no way define, limit, extend, or describe the scope or intent of any provisions hereof.  Except to the extent otherwise stated in this Conveyance, references to “Articles” and “Sections” are to Articles and Sections of this Conveyance, and references to “Exhibits” are to Exhibits attached to this Conveyance, which are made parts hereof for all purposes.

Section 4.5. Filings.  As a matter of convenience and not as a limitation to the Assets transferred by this Conveyance, the parties hereto may file counterparts of this Conveyance that only include the descriptions of those Assets that are located in the jurisdiction where such Conveyance is filed.  A fully-executed original of this Conveyance (including the descriptions of all Assets transferred by this Conveyance) shall be maintained at the offices of Grantee.

Section 4.6. Government Assignments.  Separate assignments may be executed on forms approved by Governmental Bodies in sufficient counterparts to satisfy applicable statutory and regulatory requirements.  Those assignments shall be deemed to contain the special warranty of title of Grantor and all of the exceptions, reservations, rights, titles, powers and privileges set forth herein as fully and only to the extent as though they were set forth in each such assignment.  In the event of any conflict between the terms of this Conveyance and such other assignments, the terms of this Conveyance shall govern and control.

Section 4.7. Governing Law: This Conveyance and the rights of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Texas without regard to principles of conflicts of laws otherwise applicable to such determinations.

Section 4.8. Counterparts:  This Conveyance may be executed in any number of counterparts, and by different parties in separate counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one instrument.

EXECUTED on the date first written above.

Signature Page to Conveyance between

WGR Asset Holding Company LLC

and

Warren Energy Services, LLC

Grantor:			Grantee:

WGR ASSET HOLDING COMPANY LLC,			WARREN ENERGY SERVICES, LLC,
a Delaware limited liability company			a Delaware limited liability company

By and through its Sole Manager:

WARREN E&P, INC.,
a New Mexico corporation

By:	/s/ A. Scott Moore	By:	/s/ Ellis G. Vickers
	A. Scott Moore,		ELLIS G. VICKERS, Senior Vice President
Vice President Marketing

STATE OF COLORADO	§
§
COUNTY OF DENVER	§

The foregoing instrument was acknowledged before me on the 9th day of October, 2012 by A. Scott Moore, the VP, Marketing of WGR Asset Holding Company LLC, a Delaware limited liability company, on behalf of said limited liability company.

Witness my hand and official seal.

(SEAL)
/s/ Lorri L. Simpson
Notary Public in and for the State of

Lorri L. Simpson
(Printed Name of Notary)

My commission expires: 4/27/2013

STATE OF COLORADO	§
§
COUNTY OF DENVER	§

The foregoing instrument was acknowledged before me on the 9th day of October, 2012 by Ellis G. Vickers, the Senior Vice President of Warren E&P, Inc., a New Mexico corporation, the Sole Manager of Warren Energy Services, LLC, a Delaware limited liability company, on behalf of said limited liability company.

Witness my hand and official seal.

(SEAL)
/s/ Vincent Bernal
Notary Public in and for the State of

Vincent Bernal
(Printed Name of Notary)

My commission expires: 11/04/15